UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

GLORY STAR NEW MEDIA GROUP HOLDINGS LIMITED

(Exact name of registrant as specified in our charter)

Cayman Islands	001-38631	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22F, Block B, Xinhua Technology Building, No. 8 Tuofangying South Road, Jiuxianqiao, Chaoyang District, Beijing, China	100016
(Address of Principal Executive Offices)	(Zip Code)

+86-138-1035-5988

(Registrant’s telephone number, including area code)

TKK Symphony Acquisition Corporation

c/o Texas Kang Kai Capital Management (Hong Kong) Limited

2039, 2/F United Center,

95 Queensway Admiralty, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	GSMG	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share	GSMGW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 4, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, the Securities and Exchange Commission (“SEC”) issued Order Release No. 34-99318 (the “Order”) granting exemptions to registrants subject to the reporting requirements of the Exchange Act Section 13(a) or 15(d) due to circumstances related to the coronavirus disease 2019 (COVID-19).

Pursuant to the Order, Glory Star New Media Group Holdings Limited (the “Company”) states the following:

(1)	The Company is relying on the SEC Order dated March 4, 2020.

Due to circumstances related to COVID-19, the Company is relying on the Order with respect to the Company’s (i) Form 10-K (“Form 10-K”) for the fiscal year ended December 31, 2019, and (ii) the amendment to the Current Report on Form 8-K (“Super 8-K Amendment”) filed with the SEC on February 21, 2020, and as amended on February 28, 2020. Absent the Order, the Form 10-K and the Super 8-K Amendment are both due on March 16, 2020.

(2)	The Company is unable to file the Form 10-K and Super 8-K Amendment on a timely basis due to travel restriction, quarantines and staffing issues as a result of COVID-19.

The Company’s headquarters and operations are located in Beijing, China. Due to the ongoing outbreak of the COVID-19, which was first reported on December 31, 2019 in Wuhan, China, the Chinese government initiated travel restrictions and mandatory quarantines to control the spread of COVID-19 within China. While some of these government restrictions and quarantines have relaxed in certain areas, the Company is taking pro-active measures to help protect its employees by implementing self-quarantine measures of at least 14 days for its staff that have traveled from other regions within China before they are allowed to report to the office. These actions taken by the Chinese government and the Company have impacted the daily operations of the Company and its ability to complete its financial data by on or before March 16, 2020. As a result, the Company is unable to timely file the Form 10-K and Super 8-K Amendment by March 16, 2020.

(3)	The Company intends to file the Form 10-K and Super 8-K Amendment on or before April 30, 2020.

(4)	The Company’s business operations could be adversely affected by the continued outbreak of COVID-19.

The Company’s business operations could be adversely affected by the effects of a widespread outbreak of contagious disease, including the recent outbreak of respiratory illness caused by a novel coronavirus known as COVID-19 which was first identified in Wuhan, Hubei Province, China. The Company’s corporate headquarters and operations are located in Beijing, China, where any outbreak of contagious diseases and other adverse public health developments could be materially adverse on the Company’s business operations. In response to the highly contagious and sometimes fatal coronavirus inflicting thousands of people in China, the Chinese government has imposed travel restrictions and quarantines to help control the spread of COVID-19. In addition, substantially all of the users and third-party merchants for the Company’s e-Mall platform are located in China. The Company’s operations could be negatively affected if employees, users and third-party merchants are quarantined as a result of exposure to a contagious illness. If the COVID-19 continues to spread, the Chinese government may impose additional measures further restricting travel within and outside of China and also expanding the regions under mandatory quarantine. Similarly, the continued spread of COVID-19 globally could further adversely impact the Company’s operations and could have an adverse impact on the Company’s business and financial results.

(5)	The Company’s independent accountants are unable to complete its audit procedures in a timely manner due to limited access to the Company’s staff and financial data. The signed statement by Friedman LLP, as the Company’s independent registered public accounting firm, is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Signed statement by Friedman LLP, dated March 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Glory Star New Media Group Holdings Limited

	By:	/s/ Bing Zhang
Bing Zhang Chief Executive Officer

Dated: March 16, 2020

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